Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SMITH BARNEY BRISTOL ENERGY FUND L.P.

UNDER SECTION 121-201 OF

THE REVISED LIMITED PARTNERSHIP ACT

THE UNDERSIGNED, for the purpose of forming a limited partnership pursuant to Section 121-201 of the New York Revised Limited Partnership Act (the “Act”), does hereby certify:

1. The name of the limited partnership is as follows:

Smith Barney Bristol Energy Fund L.P. (the “Partnership”)

2. The county within this state, in which the office of the Partnership is to be located is:

New York

3. The Secretary of State of the State of New York is hereby designated the agent of the Partnership upon whom process served against the Partnership may be served. The post office address within New York to which the Secretary of State shall mail a copy of any process against the Partnership served upon him is:

Citigroup Managed Futures LLC

399 Park Avenue - 7th Floor

New York, New York 10022

Attention: David J. Vogel

4. CT Corporation System, having a business address at 111 Eighth Avenue, 13th Floor, New York, New York 10011, is hereby designated, pursuant to section 121-105 of the Act of New York, the registered agent of the Partnership upon whom process against the Partnership may be served.

5. The name and business address of the sole general partner of the Partnership is as follows:

Citigroup Managed Futures LLC

399 Park Avenue - 7th floor

New York, New York 10022

6. The latest date upon which the Partnership is to dissolve is:

December 31, 2025

IN WITNESS WHEREOF, the undersigned has executed this certificate this 15th day of April 2005.

General Partner
Citigroup Managed Futures LLC
By:	/s/ Daniel R. McAuliffe, Jr.
Daniel R. McAuliffe, Jr.
Authorized Person

NOTICE OF FORMATION OF DOMESTIC LIMITED PARTNERSHIP

FOR PUBLICATION

Smith Barney Bristol Energy Fund L.P.

Notice of formation of limited partnership.

Name: Smith Barney Bristol Energy Fund L.P.

Certificate was filed with Sec. of State: April 15, 2005

Principal office location: 399 Park Avenue, 7th Floor, N.Y., New York, 10022

The Secretary of State has been designated as agent of the limited partnership upon whom process against it may be served. The Secretary of State may mail a copy of any process against it served upon him to Citigroup Managed Futures LLC, 399 Park Avenue, 7th Floor, New York, N.Y. 10022, Attn: David J. Vogel.

CT Corporation System, 111 Eighth Avenue, 13th Fl., N.Y., N.Y. 10011, is the registered agent of the L.P. upon whom process against it may be served.

The name and business street address of each general partner is available from the Secretary of State.

Latest date to dissolve: December 31, 2025

Purpose: Speculative trading of commodity interests